SCHEDULE 14A INFORMATION

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The Boston Beer Company, Inc.

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The Boston Beer Company, Inc.

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THE BOSTON BEER COMPANY, INC.

NOTICE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS

May 23, 2006

To the Stockholders:

The 2006 Annual Meeting of the Stockholders of THE BOSTON BEER COMPANY, INC. (the “Company”) will be held on Tuesday, May 23, 2006, at 10:00 a.m. at The Brewery located at 30 Germania Street, Jamaica Plain, Boston, Massachusetts, for the following purposes:

1. The election by the holders of the Class A Common Stock of three (3) Class A Directors, each to serve for a term of one (1) year.

2. The election by the sole holder of the Class B Common Stock of four (4) Class B Directors, each to serve for a term of one (1) year.

3. To consider and act upon any other business which may properly come before the meeting.

The Board of Directors has fixed the close of business on March 24, 2006 as the record date for the meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this letter.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

By order of the Board of Directors

C. James Koch,
 Clerk

Boston, Massachusetts
April 14, 2006

PROXY STATEMENT
RECORD DATE AND VOTING SECURITIES
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP TABLE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (1) (1) The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR FISCAL YEARS ENDED DECEMBER 31, 2005, DECEMBER 25, 2004 AND DECEMBER 27, 2003
OPTION GRANTS TO EXECUTIVE OFFICERS IN YEAR ENDED DECEMBER 31, 2005
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES AS OF DECEMBER 31, 2005
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
10 -K REPORT
VOTING PROXIES

THE BOSTON BEER COMPANY, INC.

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Boston Beer Company, Inc. (the “Company”) for use at the 2006 Annual Meeting of Stockholders to be held on Tuesday, May 23, 2006, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being mailed to stockholders is April 14, 2006.

If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified, proxies will be voted in favor of the election of directors as set forth in this proxy statement. In addition, if other matters come before the meeting, the persons named in the accompanying proxy and acting thereunder will have discretion to vote on these matters in accordance with their best judgment. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

The holders of a majority in interest of the issued and outstanding Class A Common Stock are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for the election of the Class A Directors. The election of each of the nominees for Class A Director, as set forth below in this Proxy Statement in greater detail, will be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy at the Meeting. The affirmative vote of the sole holder of the outstanding shares of Class B Common Stock, voting in person or by proxy at the meeting, is required to elect the Class B Directors, also as set forth below in this Proxy Statement in greater detail.

Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

The Company will bear the cost of the solicitation. In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and regular employees of the Company, without being additionally compensated, may solicit proxies by mail, telephone, telegram, facsimile or personal contact. All reasonable proxy soliciting expenses will be paid by the Company in connection with the solicitation of votes for the Annual Meeting.

The Company’s principal executive offices are located at 75 Arlington Street, Boston, Massachusetts 02116, telephone number (617) 368-5000.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business March 24, 2006 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 9,848,593 shares of Class A Common Stock, $.01 par value per share, and 4,107,355 shares of Class B Common Stock, $.01 par value per share. Each outstanding share of the Company’s Class A and Class B Common Stock entitles the record holder to one (1) vote on each matter properly brought before the Class.

Items 1 and 2.  ELECTION OF CLASS A AND CLASS B DIRECTORS

Upon the recommendation of the Nominating/Governance Committee, the Board of Directors proposes that the initial number of Directors for the ensuing year be fixed at seven (7), consisting of three (3) Class A Directors to be elected by the holders of the Class A Common Stock for a term of one (1) year, and four (4) Class B Directors to be elected by the sole holder of the Class B Common Stock, also for a term of one (1) year, reserving the right of the sole holder of the Class B Common Stock to increase the number of Class B Directors to up to seven (7) at such time as he deems appropriate and to elect up to three (3) additional Class B Directors accordingly.

It is proposed that the holders of the Class A Common Stock elect each of the three (3) nominees for Class A Director to serve for a term of one (1) year and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

It is anticipated that the sole holder of the Class B Common Stock will elect each of the four (4) nominees for Class B Director also to serve for a term of one (1) year and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. Three (3) of the four (4) nominees for Class B Directors are either Executive Officers of the Company or immediate family members of such Executive Officers.

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election as Class A Directors of the three (3) nominees named below. In the event that any of the nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute nominees as the incumbent Class A Directors, acting pursuant to Section 4.8 of the Company’s By-Laws as a nominating committee, may nominate. As indicated below, none of the nominees for Class A Directors are Executive Officers of the Company or its subsidiaries nor immediate family members of such Executive Officers.

Nominees Proposed in Accordance with the Terms of the Articles of Organization, By-Laws of the Company and the Corporate Governance Guidelines.  Set forth below are the nominees for election as Class A and Class B Directors, respectively, for terms ending in 2007 and certain information about each of them.

Class A Directors:

		Year First	Position With the Company
		Elected a	or Principal Occupation
Name of Nominee	Age	Director	During the Past Five Years

David A. Burwick	44	2005	Mr. Burwick is the President of Pepsi-QTG Canada. Prior to assuming that position in January 2006, he had served as Senior Vice President and Chief Marketing Officer of PepsiCo North America, a position he held since 2003. Prior to that, Mr. Burwick held several positions with PepsiCo North America, most recently Vice President of Marketing, Carbonated Soft Drinks, a position he held since 2000.
Pearson C. Cummin, III	63	1995	Mr. Cummin served as a general partner of Consumer Venture Partners, a Greenwich, Connecticut based venture capital firm, from January 1986 to December 2002. Mr. Cummin also serves as a Director, Chairman of the Compensation Committee and a member of the Nominating/Governance Committee of Pacific Sunwear of California, Inc., a California-based specialty apparel retailer.
Jean-Michel Valette	45	2003	Mr. Valette serves as Chairman of Robert Mondavi Winery, a California wine company. Prior to assuming that position, he had served as President and Managing Director of Robert Mondavi Winery since October 2004. He is also Chairman of the Board and a member of the Audit Committee of Peet’s Coffee and Tea Inc., a California-based specialty coffee retailer, and serves as a Director and Chairman of the Audit Committee of Select Comfort Corporation, a Minneapolis-based bed retailer. Mr. Valette also serves as an independent advisor to select branded consumer companies. Mr. Valette has served as a Class B Director of the Company for the last three years.

Class B Directors:

		Year First	Position With the Company
		Elected a	or Principal Occupation
Name of Nominee	Age	Director	During the Past Five Years

C. James Koch	56	1995	Mr. Koch founded the Company in 1984 and currently serves as the Chairman and Clerk of the Company. Until January 2001, Mr. Koch also served as the Company’s Chief Executive Officer.
Charles Joseph Koch	83	1995	Mr. Koch, a former brewmaster, is the father of founder C. James Koch. In 1989, Mr. Koch retired as founder and co-owner of Chemicals, Inc., a distributor of brewing and industrial chemicals in southwestern Ohio.
Jay Margolis	57	2006	Mr. Margolis is the President of the Apparel Group of Limited Brands. Before assuming that position in 2005, he had been President and Chief Operating Officer of Reebok, Inc. since 2001, where he also served as a Director.
Martin F. Roper	43	1999	Mr. Roper is the President and Chief Executive Officer of the Company. Prior to assuming that position in January 2001, he had served as the President and Chief Operating Officer of the Company since December 1999. Mr. Roper joined the Company as Vice President of Manufacturing and Business Development in September 1994 and became the Chief Operating Officer in April 1997.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles. The Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters of the Audit, Compensation and Nominating/Governance Committees are available on the Company’s website, www.bostonbeer.com/CorporateGovernance, and are also available in print to any stockholder who requests them. Such requests should be directed to the Investor Relations Department, The Boston Beer Company, Inc., 75 Arlington Street, Boston, MA 02116.

Board Independence

The Board has determined that all of the Class A directors standing for election, namely, Messrs. Burwick, Cummin and Valette, and one (1) of the Class B directors standing for election, namely, Mr. Margolis, together constituting a majority of the Board of Directors, have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and are independent as provided in the New York Stock Exchange (“NYSE”) and Securities and Exchange Commission (“SEC”) director independence standards. In addition, the Board has determined that each member of the Audit, Compensation and Nominating/Governance Committees has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent as provided in the NYSE and SEC director independence standards.

Board Meetings and Structure; Committee Composition; Director Compensation

During the Company’s 2005 fiscal year, there were five (5) regular meetings of the Board of Directors of the Company. All of the Directors attended, either in person or by telephone, all board meetings and all meetings of the Committees of the Board of Directors on which they served.

The Company strongly encourages all directors to attend annual meetings of stockholders. All Directors except Charles Koch attended the last annual meeting of stockholders.

As of the date of this Proxy Statement, the Board has eight (8) directors and three (3) standing committees, namely, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. Robert N. Hiatt, a Class A Director since 1998, will be retiring from the Board at the end of his current term. Committee membership during the last fiscal year and the function of each committee are described below. Each of the committees operates under a written charter adopted by the Board.

In October 2005, the Compensation Committee considered a study prepared by an independent executive compensation consulting firm with respect to compensation of non-management Directors. As a result, certain adjustments were made to non-management Director compensation to take effect in 2006. Each year non-management directors receive $7,500 as an annual retainer, as well as an option grant for 5,000 shares of the Company’s Class A Common Stock. In 2005, members of the Audit Committee received an additional annual retainer of $10,000, which, in 2006 will be reduced to $9,000, except for the Chairman of the Audit Committee who will receive an annual retainer of $11,000 for his services as a member and Chairman. Each Committee Chair received an additional annual retainer of $1,000 in 2005, which amount will be increased to $2,500 in 2006 for the Chairmen of the Compensation and Nominating/Governance Committees. In 2006, non-management Directors other than Chairman will receive an annual retainer of $500 for each Committee of which such Director is a member. All retainers and the annual option grant are pro rated if the non-management Director is appointed after the annual meeting of stockholders. Non-management directors also receive compensation for attending Board and Committee meetings as follows: $2,500 was paid in 2005 for each Board meeting attended in person, which amount has been increased to $3,000 effective January 1, 2006; $1,000 for each Board meeting attended by telephone; $500 for each Committee meeting attended in person in 2005, which amount has been increased to $750 effective January 1, 2006; and $200 for each Committee meeting attended by telephone. The first time a non-management director is elected to the Board of Directors, he or she receives an option grant for 5,000 shares of the Company’s Class A Common Stock pursuant to the Company’s Non-Employee Director Stock Option Plan, as amended. On February 14, 2003, the Board of Directors voted to make a one-time option grant for 5,000 shares to all current non-management directors upon their re-election to the Board. All options to non-management directors are granted under the Company’s Non-Employee Director Stock Option Plan, as amended and restated, pursuant to which options are granted at the fair market value on the date of grant, are immediately vested and will expire the earlier of 10 years or 3 years after the grantee ceases to be a director of the Company. In October 2004, the Non-Employee Director Stock Option Plan was amended and restated by action of the sole Class B Stockholder, pursuant to which the number of shares of Class A Common Stock available for issuance under the Plan was increased from 200,000 shares to 350,000 shares.

In 2005, non-management directors received the following cash compensation:

Name	Cash Compensation

David A. Burwick	$24,500
Pearson C. Cummin, III	$36,600
Robert N. Hiatt	$36,600
Charles Joseph Koch	$14,000
Jean-Michel Valette	$43,400	(1)

(1)	Includes payment of $6,000 in pro rated retainer to Mr. Valette that was due upon his joining the Audit Committee in August 2004, but which was not made until February 2005.

Audit Committee

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements. The Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of the Company’s independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; pre-approves all audit and non-audit services provided to the Company by the Company’s independent auditors; reviews the Company’s disclosure controls and procedures, internal controls and corporate policies relating to financial information and earnings guidance; and reviews other risks that may have a significant impact on the Company’s financial statements.

The present members of the Audit Committee are Pearson C. Cummin, III (Chairman), Robert N. Hiatt, and Jean-Michel Valette. The Audit Committee had seven (7) meetings in 2005. The report of the Audit Committee is included in this Proxy Statement on page 16.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s officers and directors and exercises overall responsibility for evaluating and approving compensation programs and policies of the Company relating to officers and directors; provides general oversight of the Company’s compensation structure, including the Company’s equity compensation plans; reviews and makes recommendations to the Board concerning policies or guidelines with respect to employment agreements, severance arrangements, change-in-control agreements or arrangements involving senior executive officers and directors of the Company; makes reports to the Board of Directors on a regular basis; reviews its own performance and reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board of Directors for its approval; and issues an annual report on executive compensation for inclusion in the Company’s proxy statement. Other responsibilities of the Compensation Committee include the review and approval of corporate goals and objectives relevant to the compensation of the Chairman and the CEO and evaluation of the performance of the Chairman and the CEO in light of those goals and objectives; and setting the compensation levels of the Chairman and the CEO based on such evaluation.

The present members of the Compensation Committee are Robert N. Hiatt (Chairman), David A. Burwick, and Jean-Michel Valette. The Compensation Committee held five (5) meetings in 2005. The report of the Compensation Committee is included in this Proxy Statement on page 8.

Nominating/Governance Committee

The Nominating/Governance Committee assists the Board by identifying individuals qualified to become Board members, recommending nominees for election as Class A Directors to the full Board of Directors, recommending to the Board nominees for each Board committee, developing and recommending to the Board a set of corporate governance principles applicable to the Company and overseeing an annual evaluation of the Board and management. The Nominating/Governance Committee periodically assesses the size and composition of the Board; reviews the adequacy of the Company’s corporate governance guidelines and recommends any necessary changes to the full Board for approval; conducts a preliminary review of director independence and financial literacy and expertise of Audit Committee members; annually evaluates the performance of the Chairman and the CEO; and makes periodic reports to the Board on succession planning and management development. The Chairman of the Nominating/Governance Committee receives communications directed to non-management directors.

The present members of the Nominating/Governance Committee are Jean-Michel Valette (Chairman), David A. Burwick and Pearson C. Cummin, III. The Nominating/Governance Committee met four (4) times in 2005.

Consideration of Nominees for Director

Identifying and Evaluating Nominees for the Board of Directors

The Nominating/Governance Committee employs a variety of methods for identifying and evaluating nominees for director. The Committee assesses and reviews with the full Board at least annually the skills and characteristics that should be reflected in the composition of the Board as a whole. The review includes an examination of the extent to which the requisite skills and characteristics are reflected in the then current Board members and seeks to identify any particular qualifications that should be sought in new directors for the purpose of augmenting the skills and experience represented on the Board. The assessment takes into account issues of experience, judgment, age and diversity in aspects of business relevant to the Company’s affairs, all in the context of the perceived needs of the Board at that time. Candidates may come to the attention of the Committee through a number of sources, including current Board members, professional search firms, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating/Governance Committee and may be considered at any point during the year.

Shareholder Nominees

The policy of the Nominating/Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described above under “Identifying and Evaluating Nominees for the Board Directors.” The same process is used for evaluating a director candidate submitted by a shareholder as is used in the case of any other potential nominee. Any shareholder nominations proposed for consideration by the Nominating/Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chairman
Nominating/Governance Committee
The Boston Beer Company, Inc.
75 Arlington Street
Boston, MA 02116

If the Company receives a communication from a shareholder nominating a candidate that is not submitted as described above, it will forward such communication to the Chairman of the Nominating/Governance Committee.

Executive Sessions

Those non-management directors who are independent met in scheduled executive sessions without management five (5) times during the Company’s 2005 fiscal year, which were chaired by Mr. Jean-Michel Valette.

Communications with the Board

Stockholders may communicate with the Board of Directors or any individual director by submitting an email to the Company’s Board at bod@bostonbeer.com. All directors have access to this email address. Communications that are intended specifically for non-management directors should be sent to the email address above to the attention of the Chairman of the Nominating/Governance Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock as of March 7, 2006 by:

•	each person (or group of affiliated persons) known by the Company to be the beneficial owner(s) of more than five percent (5%) of the outstanding Class A Common Stock;

•	each current director of the Company, nominees and the executive officers of the Company named below in the Summary Compensation Table on page 11; and

•	all current directors and executive officers of the Company directors as a group.

The information provided in the table is based on the Company’s records, information filed with the SEC and information provided to the Company, except where otherwise noted.

Beneficial ownership is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire under certain circumstances. Unless otherwise indicated, each person named below held sole voting and investment power over the shares listed below. All shares are Class A Common Stock, except for shares of Class B Common Stock held by C. James Koch.

BENEFICIAL OWNERSHIP TABLE

	Shares Beneficially Owned(1)
Name of Beneficial Owner	(i) Number	Percent

C. James Koch(1)(2)	4,548,524	32.6%
Martin F. Roper(1)(3)	543,119	5.2%
William F. Urich(1)(4)	67,000	*
Jeffrey D. White(1)(5)	43,000	*
Robert H. Hall(1)(6)	88,400	*
David A. Burwick(1)(7)	11,200	*
Pearson C. Cummin, III(1)(8)	69,130	*
Robert N. Hiatt(1)(9)	43,000	*
Charles Joseph Koch (1)(10)	45,000	*
Jay Margolis(1)(11)	6,000	*
Jean-Michel Valette(1)(12)	40,500	*
Barclays Global Investors, NA(13) Barclays Global Fund Advisors 45 Fremont Street, San Francisco, CA 94105	1,035,669	10.5%
Royce & Associates, LLC(13) 1414 Avenue of the Americas, New York, NY 10019(13)	992,800	10.1%
All Directors, Nominees for Director and Executive Officers as a group (11 people)	5,504,873	37.1%

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for all directors, nominees and named executive officers is c/o The Boston Beer Company, Inc., 75 Arlington Street, Boston, MA 02116.

(2)	Includes 4,107,355 shares of Class B Common Stock, constituting all of the outstanding shares of Class B Common Stock, options to acquire 34,000 shares of Class A Common Stock exercisable currently or within sixty (60) days and 4,908 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested. Also includes 18,056 shares of Class A Common Stock held by Mr. Koch as custodian for the benefit of his children in which he has sole voting and investment power, but to which Mr. Koch disclaims any beneficial ownership. Does not include 62,186 shares of Class A Common Stock held by a limited liability company in which Mr. Koch’s children have a pecuniary interest, as to which Mr. Koch disclaims any beneficial ownership.

(3)	Includes options to acquire 523,323 shares of Class A Common Stock exercisable currently or within sixty (60) days and 13,451 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested.

(4)	Consists of options to acquire 67,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(5)	Consists of options to acquire 42,300 shares of Class A Common Stock exercisable currently or within sixty (60) days and 700 shares of Class A Common Stock purchased under the Company’s Investment Share Plan which are not yet vested.

(6)	Consists of options to acquire 88,400 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(7)	Includes options to acquire 11,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(8)	Includes options to acquire 42,500 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(9)	Includes options to acquire 40,000 shares of Class A Common Stock exercisable currently or within sixty (60) days. Does not include 1,000 shares of Class A Common Stock owned by Mr. Hiatt’s spouse.

(10)	Includes options to acquire 42,500 shares of Class A Common Stock exercisable currently or within sixty (60) days. Does not include 1,000 shares of Class A Common Stock owned by Mr. Koch’s spouse nor 1,000 shares held in trust in which Mr. Koch disclaims any beneficial ownership.

(11)	Consists of options to acquire 6,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(12)	Includes options to acquire 20,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(13)	Information has been derived from Schedule 13G for the year ended December 31, 2005 filed with the SEC.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION(1)

Compensation Philosophy.  The Company’s executive compensation system is comprised of base salaries, annual bonuses based upon specific performance objectives and the Company’s overall performance, and stock option and restricted stock grants. The Compensation Committee of the Board of Directors (the “Committee”), reviews executive officer compensation annually. Executive compensation is designed to be competitive within the alcoholic beverages industry and other companies of comparable size and complexity, so as to enable the Company to continue to attract and retain talented and motivated individuals in key positions.

Compensation paid to the Company’s executive officers is intended to reflect the responsibility associated with each executive officer’s position, the past performance of the specific executive officer, the goals of management and the profitability of the Company.

In 2005, the Compensation Committee devoted particular attention to developing specific goals and objectives to be achieved by the Chairman and the Chief Executive Officer in 2006 and bonus potential related to the achievement of those goals. In addition, the Committee strengthened its evaluation process for overall performance by the Chairman and the Chief Executive Officer, as well as established criteria for evaluation of other senior executive officers of the Company.

Equity-Based Compensation.  As a result of the Compensation Committee’s review of executive compensation and a study presented by an independent executive compensation consulting firm, the Compensation Committee devoted significant attention to the equity-based compensation under the Company’s Employee Equity Incentive Plan (the “EEIP”). One feature of the EEIP, is the Discretionary Option, which has been used by the Compensation Committee as an integral part of the overall compensation approach for the officers and senior managers of the Company. Further, in December 2005, upon the recommendation of the Compensation Committee, the Board of Directors amended the EEIP to include Restricted Stock Awards as another feature of the plan designed to provide incentive to the Company’s key employees to increase the market value of the Company’s stock, thus linking corporate performance and stockholder value to executive, senior manager and key employee compensation.

The EEIP calls for the Compensation Committee to make recommendations to the full Board with respect to the grant of Discretionary Options and Restricted Stock Awards. In recommending these grants, the Compensation Committee takes into account the position and responsibilities of the optionee being considered, the nature and value to the Company of his or her service and accomplishments, his or her present and potential contributions to the success of the Company and such other factors as the Compensation Committee deems relevant. In carrying out these responsibilities in 2005, the Committee met with the Company’s Chairman in October to review

(1) The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Management’s preliminary recommendations with respect to Discretionary Options and Restricted Stock Awards to be granted effective January 1, 2006. The Compensation Committee met again with the Chairman in December to review final recommendations to be made to the Board of Directors in the context of the overall compensation plan for executives. Based on this review, the Committee recommended that the EEIP be amended to include Restricted Stock Awards for key employees. Upon the recommendation of the Compensation Committee, the Board granted Discretionary Options covering an aggregate of 79,000 shares of Class A Common Stock, effective as of January 1, 2006. Of this number, options covering 41,500 shares of Class A Common Stock were granted to the named executive officers of the Company, constituting 53% of the total options granted. All options granted to the named executive officers were contingent options, whereby the actual number of shares as to which the option shall become exercisable in any year, if any, is dependent upon the Company’s performance as measured against a benchmark determined by the Company’s Board of Directors. In addition, upon the recommendation of the Compensation Committee, the Board of Directors awarded a total of 32,079 shares of Restricted Stock under the amended EEIP to senior managers and key employees, effective as of January 1, 2006.

The EEIP also contains a so-called Investment Share program, pursuant to which all employees who have been employed by the Company for at least one year may purchase shares of the Company’s Class A Common Stock at a discount of up to 40% based on years of service. In December 2005, the Committee adopted a policy precluding the Chairman and the Chief Executive Officer from further participation in the Investment Share program.

Up to an aggregate of 3,687,500 shares of Class A Common Stock may be issued under the EEIP. As of March 7, 2006, there were approximately 124,000 shares of Class A Common Stock available for grant under the EEIP.

Compensation of Chief Executive Officer.  The Compensation Committee reviewed and approved the compensation paid to Martin F. Roper as the Company’s Chief Executive Officer during 2005. In February 2005, the Committee set Mr. Roper’s annual base salary for 2005 at $567,000 and established bonus opportunities for him equal to 80% of his 2005 salary, with an incremental 64% tied to achieving certain goals that would require substantial out-performance of the Company’s financial plan for the year. Mr. Roper’s objectives for 2005 as a percentage of his bonus opportunities, including the out-performance goals, were (i) depletions growth and other revenue goals — 56%, (ii) increased gross profit and other cost reductions — 17%, and (iii) strategic initiatives and stock price — 28%. In February 2006, the Committee approved a bonus of $225,000, based on its assessment of Mr. Roper’s achievement against those objectives and the overall performance of the Company in 2005. In December 2005, the Committee established bonus opportunities for Mr. Roper in 2006 equal to 80% of his 2006 salary, with an incremental 64% tied to achieving certain goals that would require substantial out-performance of the Company’s financial plan for the year. The objectives for 2006 as a percentage of Mr. Roper’s bonus opportunities, including the out-performance goals, are (i) depletions growth — 52.8%, (ii) increased gross profit — 16.7%, (iii) cost reductions and other strategic initiatives — 13.8%, and (iv) stock price — 16.7%. In February 2006, the Compensation Committee set Mr. Roper’s annual base salary for 2006 at $606,700

Also, in June 2005, upon the recommendation of the Compensation Committee, the Board of Directors granted Mr. Roper an option to acquire 300,000 shares of the Company’s Class A Common Stock pursuant to the EEIP with an exercise price equal to the fair market value as of the date of grant. The option vests, provided certain criteria are met, on May 1, 2008 with respect to 180,000 shares, and on May 1, 2010 with respect to the remaining 120,000 shares. Vesting criteria relate to volume growth and increased earnings, in each case relative to certain benchmarks as determined by the Compensation Committee. If the criteria are not met on the applicable vesting date, then the option will lapse with respect to the subject shares. In addition, the option provides for partial accelerated vesting in the event of Mr. Roper’s death or total disability or termination of employment by the Company not for cause prior to May 1, 2008, or in the event of a change in control pursuant to which C. James Koch or members of his family no longer control a majority of the Company’s issued and outstanding Class B Common Stock.

Compensation of Chairman.  The Compensation Committee also reviewed and approved the compensation paid to C. James Koch, the Chairman and a full-time employee of the Company, in 2005. In February 2005, the Committee set Mr. Koch’s annual base salary for 2005 at $195,000 and established bonus opportunities for him equal to 100% of his 2005 salary based on the following objectives as a percentage of his bonus opportunities for

2005: (i) depletions growth — 30%, (ii) relative depletions growth — 30%, (iii) gross profit — 15%, and (iv) stock price — 25%. In February 2006, the Committee approved a bonus of $250,000, based on its assessment of the overall performance of the Company in 2005. In December 2005, the Committee established bonus opportunities for Mr. Koch in 2006 equal to 100% of his 2006 salary. The objectives for 2006 as a percentage of Mr. Koch’s bonus opportunities are (i) depletions growth — 30%, (ii) relative depletions growth — 30%, (iii) gross profit — 15%, and (iv) stock price — 25%. In February 2006, the Compensation Committee set Mr. Koch’s annual base salary for 2006 at $250,000. In addition, upon the recommendation of the Committee, in February 2006, the Board granted to Mr. Koch an option to acquire 15,000 shares of the Company’s Class A Common Stock under the EEIP, with contingent vesting on the same basis as those granted to other executives on January 1, 2006.

Tax Limitation.  Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. Mr. Roper’s bonuses and stock option grants have been approved by the sole holder of the Company’s Class B Common Stock, that acts with sole authority on such matters, in accordance with the requirements of Section 162(m).

The Compensation Committee does not presently expect that total cash compensation to any individual executive, other than Mr. Roper, will exceed $1,000,000. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy and the Company’s best interests. The Company has not adopted a policy that all executive compensation be fully deductible.

The Compensation Committee:
Robert N. Hiatt, Chairman
David A. Burwick
Jean-Michel Valette

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2005, the members of the Compensation Committee were Robert M. Hiatt (Chairman), David A. Burwick and Jean-Michel Valette. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during fiscal year 2005.

EXECUTIVE OFFICERS OF THE COMPANY

Information with respect to executive officers of the Company is set forth below. The executive officers of the Company are elected annually by the Board of Directors and hold office until their successors are elected and qualified, or until their earlier removal or resignation.

C. James Koch, 56, currently serves as Chairman and Clerk of the Company. Mr. Koch founded the Company in 1984 and was the Chief Executive Officer from that time until January 2001.

Martin F. Roper, 43, was appointed Chief Executive Officer of the Company in January 2001, and has been President of the Company since December 1999, after having served as its Chief Operating Officer since April 1997. He joined the Company as Vice President of Operations in September 1994.

William F. Urich, 49, was appointed Chief Financial Officer and Treasurer of the Company in September 2003. Prior to joining the Company, Mr. Urich had been the Chief Financial Officer of Acirca, Inc., a producer of organic foods and beverages, from 2001 to 2003. From 1998 to 2000, Mr. Urich served as Vice President Finance and Business Development for United Distillers & Vintners, a subsidiary of Diageo, PLC, and from 1995 to 1998 as its Vice President Finance and Treasurer.

Jeffrey D. White, 48, was appointed Chief Operating Officer of the Company in February 2001, after serving as Vice President of Operations since April 1997. Mr. White joined the Company in 1989, and served as Director of Operations of the Company from 1994 to 1997, Operations Manager from 1991 to 1994, and as Distribution Manager from 1989 to 1991.

Robert H. Hall, 45, serves the Company as Vice President of Brand Development. Prior to joining the Company in June 2000, Mr. Hall had been employed by Kellogg Company from 1993 to 2000, where he held the positions of Vice President Marketing, US Natural and Functional Foods Division, and Vice President Global Cereal Innovation, North America.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid to the Company’s Chief Executive Officer and the Company’s four (4) highest paid executive officers, other than the Chief Executive Officer, whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company for the Company’s three most recent fiscal years ended December 31, 2005, December 25, 2004, and December 27, 2003.

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS
ENDED DECEMBER 31, 2005, DECEMBER 25, 2004 AND DECEMBER 27, 2003

		Annual
		Compensation
				Other	Long Term Compensation		All
				Annual	Restricted	Securities	Other
		Base		Compen-	Stock	Underlying	Compen-
Name and Principal Position	Year	Salary(1)	Bonus(2)	sation(3)	Awards($)(4)	Options	sation(5)

C. James Koch (6)	2005	$198,555	$47,100	$1,297	$12,566	—	$7,775
Chairman	2004	$188,503	—	$1,292	$17,016	—	$6,319
	2003	$188,420	$27,563	$1,170	$26,577	10,000	$5,238
Martin F. Roper (7)	2005	$577,012	$149,500	$3,736	$43,523	315,000	$7,088
President and	2004	$529,936	$123,000	$3,529	$81,699	20,000	$7,288
Chief Executive Officer	2003	$494,813	$85,100	$4,155	$35,069	30,000	$7,200
William F. Urich (8)	2005	$305,377	$59,850	$1,981	—	10,000	$7,801
Chief Financial Officer	2004	$287,928	$28,756	$91,918	—	—	$6,038
and Treasurer	2003	$79,327	$15,000	—	—	175,000	—
Jeffrey D. White	2005	$258,251	$31,717	$1,673	—	13,500	$7,088
Chief Operating Officer	2004	$239,128	—	$1,595	—	13,500	$7,228
	2003	$225,834	—	$1,999	—	25,000	$6,820
Robert H. Hall	2005	$330,280	$68,450	$2,138	—	10,000	$6,038
Vice President of Brand	2004	$308,708	$57,800	$2,064	—	13,500	$7.288
Development	2003	$293,912	$76,050	$2,556	—	20,000	$6,916

(1)	Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year. None of the individuals received other compensation exceeding reporting thresholds for perquisites and other personal benefits. In 2005, all employees received one extra week in pay as the Company adjusted from weekly to a bi-weekly payroll schedule.

(2)	The bonus amounts for the executive officers have been restated so that the bonus for all fiscal year periods is recorded for each officer in the year in which such bonus is paid.

(3)	Reflects reimbursement of taxes relating to long term disability premiums and, in the case of Mr. Urich, relocation costs.

(4)	Consists of shares issued under the Company’s Investment Share Plan, pursuant to which eligible employees may purchase shares with a total purchase price up to 10% of their annual compensation (consisting of regular salary and bonuses) at a discount, depending on tenure with the Company. The shares purchased vest at the rate of 20% per year over a period of 5 years. The purchaser of such investment shares has voting power, but not dispositive power, with respect to the shares that have not yet vested.

(5)	Includes annual group life insurance premiums and Company matching contributions under the Company’s 401(k) plan paid in 2005, as follows:

	Group Life	401(k)
	Insurance	Matching
Name	Premiums	Contributions

C. James Koch	$271	$6,800
Martin F. Roper	$288	$6,800
William F. Urich	$288	$6,800
Jeffrey D. White	$288	$6,800
Robert H. Hall	$288	$5,750

In addition in 2005, Mr. Koch received $704 and Mr. Urich received $713 as one-time awards for their participation as members of teams comprised of a cross-section of employees who, throughout the year, compete against one another in a variety of internal competitions. All members of Mr. Koch’s winning team and all members of Mr. Urich’s winning team received comparable payments.

(6)	As of December 31, 2005, Mr. Koch held 7,741 shares of unvested restricted stock issued under the Company’s Investment Share Plan with a market value of $116,364.

(7)	As of December 31, 2005, Mr. Roper held 19,796 shares of unvested restricted stock issued under the Company’s Investment Shares Plan with a market value of $285,644. The Company’s lease for its offices in Boston includes one free parking space, which space is used by Mr. Roper. The annual retail value of such parking space is $4,620.

(8)	Mr. Urich joined the Company in September, 2003. Includes compensation paid to him in 2004 in connection with his relocation costs.

The following table sets forth certain information concerning grants of stock options of the Company’s Class A Common Stock made during the year ended December 31, 2005 to the executive officers named below:

OPTION GRANTS TO EXECUTIVE OFFICERS IN YEAR ENDED
DECEMBER 31, 2005

	Number of						Potential Realizable
	Securities	Percent of					Value at Assumed
	Underlying	Total Options					Annual Rates of Stock
	Options	Granted to	Exercise or				Price Appreciation for
	Granted	Employees in	Base Price		Expiration		Option Term(2)
Name	(#)(1)	Fiscal Year	Per Share		Date		5%	10%

C. James Koch(3)	0	0%	—		—		$0	$0
Martin F. Roper	315,000	71.3%		(4)		(4)	$4,430,311	$11,227,278
William F. Urich	10,000	2.3%	$21.14		12/31/2014	(5)	$132,948	$336,917
Jeffrey D. White	13,500	3.1%	$21.14		12/31/2014	(6)	$179,480	$454,838
Robert H. Hall	10,000	2.3%	$21.14		12/31/2014	(7)	$132,948	$336,917

(1)	With the exception of the option granted to Martin F. Roper on June 28, 2005, options become immediately exercisable in full in the event that C. James Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class B Common Stock.

(2)	The potential realizable value of the options reported above was calculated by assuming five percent (5%) and ten percent (10%) annual rates of appreciation above the fair market value of the Class A Common Stock of the Company from the date of grant (determined in accordance with the rules of the SEC) of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the SEC and are not intended to forecast future price appreciation of the Class A Common Stock of the Company. The actual value realized from the options could be higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Class A Common Stock during the option period, the option holder’s continued employment through the option period and the timing of the exercise of the options. In March 2006, options for an aggregate of 9,700 shares covered by the contingent vesting options granted in 2005 lapsed because the vesting criteria were not met.

(3)	No options were granted to Mr. Koch in the fiscal year ending December 31, 2005.

(4)	Mr. Roper was granted (i) an option for 15,000 shares, which carries an exercise price of $21.14 per share, vests at 20% per year provided that certain criteria are met, and has an expiration date of December 31, 2014; and (ii) an option for 300,000 shares, which carries an exercise price of $22.425 per share, vests, provided certain criteria are met, on May 1, 2008 with respect to 180,000 shares and on May 1, 2010 with respect to 120,000 shares, and has an expiration date of June 27, 2015. In each case, if the criteria are not met on the applicable vesting date, the option will lapse with respect to the subject shares. In March 2006, 3,000 shares covered by the contingent vesting option granted for 15,000 shares lapsed because the vesting criteria were not met.

(5)	The option vests at 20% per year provided certain criteria are met and, if the criteria are not met on the applicable vesting date, the option will lapse with respect to the subject shares. In March 2006, 2,000 shares covered by the option lapsed because the vesting criteria were not met.

(6)	The option vests at 20% per year provided certain criteria are met and, if the criteria are not met on the applicable vesting date, the option will lapse with respect to the subject shares. In March 2006, 2,700 shares covered by the option lapsed because the vesting criteria were not met.

(7)	The option vests at 20% per year provided certain criteria are met and, if the criteria are not met on the applicable vesting date, the option will lapse with respect to the subject shares. In March 2006, 2,000 shares covered by the option lapsed because the vesting criteria were not met.

The following sets forth, as of December 31, 2005, information regarding options exercised by the named executive officers during the fiscal year ended December 31, 2005, as well as information regarding unexercised options held by such Executive Officers and the value of “in-the-money” options.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES
AS OF DECEMBER 31, 2005

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at FY-End(#)		at FY-End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

C. James Koch	0	0	26,000	14,000	$252,223	$57,210
Martin F. Roper	152,960	$2,010,984	499,323	369,000	$6,683,408	$1,189,670
William F. Urich	3,000	$30,630	67,000	115,000	$567,405	$930,225
Jeffrey D. White	0	$0	38,800	55,300	$364,662	$367,333
Robert H. Hall	15,000	$204,364	73,700	44,800	$991,367	$193,508

(1)	Based upon a fair market value at December 31, 2005 of $24.95 per share, determined in accordance with the rules of the SEC, less the option exercise price or purchase price.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

A Stockholder Rights Agreement between the Company and initial stockholders of the Company provides that so long as C. James Koch remains an employee of the Company (i) he will devote such time and effort, as a full-time, forty (40) hours per week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company, (ii) the Company will provide Mr. Koch benefits no less favorable than those formerly provided to him by the Boston Beer Company Limited Partnership and (iii) the Company will purchase and maintain in effect term life insurance on the life of Mr. Koch. Further, all employees of the Company, including each of the named executive officers, are required to enter into a non-competition agreement with the Company which prohibits the employee from accepting employment with a competitor for a period of one year after leaving the Company. Nevertheless, all employees of the Company are employed “at-will.”

With the exception of the option granted to Martin F. Roper on June 28, 2005, all options granted under the Employee Equity Incentive Plan, including those granted to the named executive officers, become immediately exercisable in full in the event that C. James Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class A Common Stock.

Company Stock Performance(2)

The graph set forth below shows the value of an investment of $100 on January 1, 2001 in each of the Company’s stock (“The Boston Beer Company, Inc.”), the Standard & Poor’s 500 Index (“S&P 500”), the Standard & Poor’s 500 Brewers, which consists of Anheuser-Busch Companies, Inc. and Adolph Coors Company (“S&P 500 Brewers”), and a peer group which consists of Pyramid Breweries Inc. and Redhook Ale Brewery, Inc. (“Peer Group”), as of December 31, 2005.

Total Return To Shareholders
(Includes reinvestment of dividends)

	Annual Return Percentage Years Ending
Company Name/Index	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05

THE BOSTON BEER COMPANY INC	98.70	(15.48)	25.95	13.47	18.20
S&P 500 INDEX	(10.89)	(23.35)	27.47	12.34	5.07
S&P 500 BREWERS	(1.13)	7.26	10.93	0.29	(13.38)
PEER GROUP	16.87	32.15	24.94	(12.27)	3.14

	Indexed Returns Years Ending
	Base
	Period
Company Name/Index	Dec00	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05

THE BOSTON BEER COMPANY INC	100	198.70	167.94	211.52	240.00	283.69
S&P 500 INDEX	100	89.11	68.30	87.06	97.80	102.76
S&P 500 BREWERS	100	98.87	106.04	117.64	117.97	102.19
PEER GROUP	100	116.87	154.45	192.98	169.30	174.63

Peer Group Companies

PYRAMID BREWERIES INC
REDHOOK ALE BREWERY INC

(2) The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE(3)

The Audit Committee of the Board of Directors reviews the Company’s auditing, accounting, financial reporting and internal control functions and selects and engages the Company’s independent registered public accounting firm. In discharging its duties, the Audit Committee reviews and approves the scope of the annual audit and non-audit services to be performed by the independent registered public accounting firm and the independent registered public accounting firm’s audit and non-audit fees. The Audit Committee also reviews the audited financial statements to be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission (“SEC”); meets independently with the company’s director of internal audit, independent registered public accounting firm and senior management; and reviews the general scope of the company’s accounting, financial reporting, annual audit and internal audit programs and matters relating to internal control systems, as well as the results of the annual audit and interim financial statements, and auditor independence issues. The Audit Committee acts pursuant to an Audit Committee Charter, a copy of which is available on the Company’s website at www.bostonbeer.com.

The Audit Committee of the Board of Directors is composed of three directors and each of them qualifies as independent under the current listing standards of the New York Stock Exchange and applicable SEC rules and regulations. In addition, the Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” in accordance with applicable SEC rules based on their relevant experience. Mr. Cummin served for many years as a partner in a venture capital firm where he had extensive experience in assessing the performance of companies and evaluating their financial statements, and served for several years on an audit committee of another publicly-held company. As President and CEO of Maybelline, Inc., a large publicly-held company, and then as Chairman, Mr. Hiatt had extensive experience actively supervising the primary financial officer of the company. Mr. Valette, who joined the Audit Committee in August 2004, worked as a securities analyst for several years and has served as CEO of two companies where he supervised the primary financial officers. He currently serves as a member of the audit committees of two other publicly-held companies, one of which as its Chairman.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee pre-approved all such audit and non-audit services provided by the Company’s current and former independent registered public accounting firms, Deloitte & Touche LLP and Ernst & Young LLP, during 2005. Such services included for 2005 audit services, audit-related services, tax services and other services as follows:

•	Audit Fees. The Company estimates that it will pay audit fees to Ernst & Young LLP in the amount of $455,000 for its audit of the Company’s annual financial statements and quarterly reviews during the fiscal year ended December 31, 2005, which amount includes fees for the review and certification of the Company’s compliance with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

•	Audit-Related Fees. The Company paid Ernst & Young LLP $16,000 for audit-related services in 2005. There were no other audit-related fees paid during the last two fiscal years. The Company paid Deloitte & Touche LLP no other fees. The Company paid Deloitte & Touche LLP $4,815 in the fiscal year ended December 31, 2005 for services rendered in connection with transitional matters relating to the audit.

•	Tax Fees. No fees were paid to either Deloitte & Touche LLP or to Ernst & Young LLP for tax services during the last two fiscal years.

•	Other Fees. The Company paid no other fees to its independent auditors during the fiscal year ended December 31, 2005.

(3) The material in this report, including the Audit Committee Charter, is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s former independent registered public accounting firm, Deloitte & Touche LLP, during the first quarter of the fiscal year with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2004, and with the Company’s current independent registered public accounting firm, Ernst & Young LLP, during the remainder of the year with respect to the Company’s quarterly results and during the first quarter of 2006 with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2005. In addition, throughout the year, the Audit Committee met with Ernst & Young LLP regarding the Company’s internal controls and compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by SAS No. 90, “Audit Committee Communications,” which provides that certain matters related to the conduct of the audit of the Company’s financial statements are to be communicated to the Audit Committee. The Audit Committee has also received the written disclosures and the letter from both Deloitte & Touche LLP and Ernst & Young LLP required by Independence Standards Board Standard No. 1 relating to the accountant’s independence from the Company, has discussed with such accountants their independence from the Company, and has considered the compatibility of non-audit services with the accountants’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Audit Committee:
Pearson C. Cummin, III, Chairman
Robert N. Hiatt
Jean-Michel Valette

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 14, 2005, the Audit Committee of the Board of Directors terminated the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent public accountants and engaged the firm of Ernst & Young, LLP (“Ernst & Young”) as its independent auditors to serve as its independent public accountants to audit the Company’s financial statements for the 2005 fiscal year.

Neither Deloitte’s report on the Company’s financial statements for 2004 nor Ernst & Young’s report on the Company’s financial statements for 2005 contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years, there were no disagreements with either Deloitte or Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to such accountants’ satisfaction, would have caused such accountants to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

During the Company’s two most recent fiscal years and through the date of engagement, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that Ernst & Young might render on the Company’s financial statements.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and Directors and persons owning more than ten percent (10%) of the outstanding Class A Common Stock of the Company to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent (10%) holders of Class A Common Stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes that during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors, and beneficial owners of greater than ten percent (10%) of its Common Stock were complied with. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% stockholders.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders to be held in 2007 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive offices in Boston, Massachusetts on or before December 14, 2006.

OTHER MATTERS

Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

10-K REPORT

A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC FOR THE COMPANY’S MOST RECENT FISCAL YEAR, MAY BE FOUND ON THE COMPANY’S WEBSITE, www.bostonbeer.com. IN ADDITION, THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF THE ANNUAL REPORT WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO THE INVESTOR RELATIONS DEPARTMENT, THE BOSTON BEER COMPANY, INC., 75 ARLINGTON STREET, BOSTON, MA 02116.

VOTING PROXIES

The Board of Directors recommends an affirmative vote for all nominees specified herein. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote, the shares represented by such proxies will be voted in favor of the nominees.

By order of the Board of Directors

C. James Koch,
Clerk

Boston, Massachusetts
April 14, 2006

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, SIGN AND DATE THIS CARD IN THE SPACE BELOW. NO BOXES NEED TO BE CHECKED	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Election of Class A Directors,

FOR all nominees	WITHHOLD
listed. (except as)	authority for all
marked to the contrary	nominees
to the right.	listed.
☐	☐
01 David A. Burwick, 02 Pearson C. Cummin, III and 03 Jean-Michel Valette,
(Instruction: To withhold authority to vote for any individual nominee. write that nominee’s name in the space provided below.)

PLANNING TO ATTEND? Please help our planning efforts by letting	☐
us know if you expect to attend the Annual Meeting. Please call
(800) 372-1131 ext. 5050, and check the box to the right.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS IS INDICATED SUCH SHARES WILL BE VOTED IN FAVOR OS SUCH ITEM.

Signature	Signature	Date

IMPORTANT: Before returning this Proxy, please sign your names or the line(s) above exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should their full title when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign

▲    FOLD AND DETACH HERE    ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/sam		1-866-540-5760		Mark, sign and date
Use the internet to vote your proxy.		Use any touch-tone telephone to		your proxy card and
Have your proxy card in hand	OR	vote your proxy. Have your proxy	OR	return it in the
when you access the web site.		card in hand when you call.		enclosed postage-paid
envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THE BOSTON BEER COMPANY, INC.

PROXY – Annual Meeting of Stockholders – May 23, 2006

CLASS A COMMON STOCK

     The undersigned, a stockholder of THE BOSTON BEER COMPANY, INC., does hereby appoint C. James Koch and Frederick H. Grein, Jr., or either of them, acting singly, the undersigned’s proxy, with full power of substitution, to appear and vote at the Annual Meeting of Stockholders, to be held on Tuesday, May 23, 2006 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby instructs said proxy, or his substitute, to vote as specified on the reverse side on the following matters and in accordance with judgment on other matters which may properly come before the Meeting.

(Continued and to be Completed on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲
Admission Ticket
THE BOSTON BEER COMPANY, INC.
2006 ANNUAL MEETING
Tuesday, May 23, 2006
10:00 A.M.
The Brewery
30 Germania Street
Boston MA 02130

DIRECTIONS TO THE BREWERY
FROM THE SOUTH OF BOSTON
Take 93N to exit 18 (Mass Ave and Roxbury Exit). Go straight down Melnea Cass Blvd toward Roxbury. Once on Melnea Cass Blvd you will go through seven lights. At the eight light take a left on Tremont St (Landmark: Northeastern University and Ruggles T Station will be on your right when you turn onto Tremont St. Note: Tremont St eventually becomes Columbus Ave). Follow Trenmont St through seven lights. Take a right on Amory St (Landmark: look for a big, powder blue Muffler Mart shop on the right — directly after Center Street). Follow Amory St through 2 lights. After the 2nd light take a left on Porter St (Landmark: Directly after Boylston St). Go to the end of Porter St and the Brewery is on the right.

FROM THE NORTH OF BOSTON
Take 93S to exit 18(Mass Ave and Roxbury exit)
and follow the above directions.
FROM THE SUBWAY
Take the Orange Line outbound toward Forest Hills. Exit at the Stony Brook stop. Above ground take a left onto Boylston St. Take your first right onto Amory St. Then Take your first left onto Porter St to Brewery gate (the Brewery will be at the end of Porter St on your right).